                                   EXHIBIT 99

              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                       (in thousands, except per share)

                                                                   Three Months Ended
                                                                       March 31,
                                                                 ----------------------
                                                                    1994        1993
                                                                 ----------  ----------
          Net Sales:
            Paper                                                $  960,008  $  925,835
            Wood Products                                           266,112     341,141
                                                                 ----------  ----------
                                                                  1,226,120   1,266,976
          Income From Operations:
            Paper                                                   (39,967)    (51,908)
            Wood Products                                            64,283      94,227
            General Corporate Expense                                (7,507)    (12,573)
                                                                 ----------  ----------
                                                                     16,809      29,746

          Interest and debt expense                                  56,537      53,573
          Other (income) expense                                        240      22,946
                                                                 ----------  ----------
          Income (Loss) Before Income Taxes and
            Cumulative Effect of Accounting Change                  (39,968)    (46,773)

          Income Taxes (Benefit)                                     (8,982)    (18,709)
                                                                 ----------  ----------
          Income (Loss) Before Cumulative Effect of
            Accounting Change                                    $  (30,986) $  (28,064)
                                                                 ==========  ==========
          Cumulative Effect of Accounting Change,
            Net of Taxes (Note 1)                                       ---      (7,523)
                                                                 ----------  ----------
          Net Income (Loss)                                      $  (30,986) $  (35,587)
                                                                 ----------  ----------
          Earnings (Loss) Per Common Share:
            Income (Loss) Before Cumulative Effect of
              Accounting Change                                  $     (.41) $     (.38)
                                                                 ==========  ==========
            Cumulative Effect of Accounting Change               $      ---  $     (.08)
                                                                 ==========  ==========
            Net Income (Loss)                                    $     (.41) $     (.46)
                                                                 ==========  ==========

- ----------
Note 1: Cumulative Effect of Accounting Change for the three month period ended March 31, 1993 reflects the after-tax effect of adopting, retroactive to January 1, 1993, a new accounting standard for postemployment benefits.

              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                           (in thousands of dollars)

                                                                 March 31,   December 31,
                                                                   1994         1993
                                                                (unaudited)
                                                                -----------  ------------
                ASSETS:
                 Cash and temporary cash investments            $    92,208  $     62,850
                 Receivables - net                                  494,813       494,426
                 Inventories                                        483,497       469,269
                 Prepaid expenses                                    27,580        22,818
                 Deferred income taxes                               64,847        65,064
                                                                -----------  ------------
                  Total Current Assets                            1,162,945     1,114,427


                Timber and timberlands - net                      1,836,531     1,838,550
                Property, plant, and equipment - net              5,734,928     5,802,036
                Other assets and deferred charges                   363,613       387,756
                                                                -----------  ------------
                  Total Assets                                  $ 9,098,017  $  9,142,769
                                                                ===========  ============

                LIABILITIES AND SHAREHOLDERS' EQUITY:
                 Current installments of long-term debt         $    84,928  $    88,052
                 Short-term bank borrowings                         105,718       88,258
                 Accounts payable and accrued liabilities           566,431      591,153
                 Income taxes                                         5,449        4,841
                                                                -----------  -----------
                  Total Current Liabilities                         762,526      772,304

                Long-term debt                                    3,363,104    3,316,165
                Other liabilities                                   668,705      672,788
                Deferred income taxes                             1,051,974    1,077,234
                Minority interest in subsidiaries                    54,487       54,160
                Preference stock, $92.50 cumulative series          300,000      300,000
                Shareholders' Equity                              2,897,221    2,950,118
                                                                -----------  -----------
                  Total Liabilities and Shareholders' Equity    $ 9,098,017  $ 9,142,769
                                                                ===========  ===========